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                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

         AGREEMENT made as of this 13th day of September 1999, between DRIEHAUS MUTUAL FUNDS, a Delaware business trust (hereinafter called the "Trust"), and DRIEHAUS SECURITIES CORPORATION, an Illinois corporation (hereinafter called the "Distributor");

                              W I T N E S S E T H:

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Trust hereby appoints the Distributor as its agent for the distribution of shares (hereinafter called "shares") of beneficial interest of any of the Trust's authorized Portfolios in jurisdictions wherein shares of the Trust may legally be offered for sale; provided, however, that the Trust in its absolute discretion may issue or sell shares directly to holders of shares of the Trust upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise.

         2. The Distributor hereby accepts appointment as agent for the distribution of the shares of the Trust and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Trust remaining unissued as from time to time be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Declaration of Trust and the By-Laws of the Trust and in accordance with the then effective registration statement ("Registration Statement") of the Trust under the Securities Act (and related prospectus).

         3. The Trust agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

         4. Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

         5. The Distributor will act only on its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of shares. The Distributor shall have authority to receive and accept or reject, or arrange for the receipt and acceptance of, such orders in accordance with the provisions hereof and the then effective Registration Statement of the Trust.

         6. Shares of the Trust offered for sale or sold by the Distributor shall be so offered or sold at a price per share determined in accordance with the Trust's then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Trust shall be the net asset value per share. The net asset value per share shall

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be determined in the manner and at the times set forth in the then effective
Registration Statement (and related prospectus) relating to such shares.

         7. The price the Trust shall receive for all shares purchased from the Trust shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

         8. The Distributor shall issue and deliver on behalf of the Trust (or shall arrange for the issue and delivery of) such confirmations of sales made by it as agent pursuant to this agreement as may be required. At or prior to the time of issuance of shares, the Distributor will pay or cause to be paid to the Trust the amount due the Trust for the sale of such shares. Shares shall be registered on the transfer books of the Trust in such names and denominations as the Distributor may specify.

         9. The Trust will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale in such states as the Distributor may reasonably request (it being understood that the Trust shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

         10. The Trust will furnish to the Distributor from time to time such information with respect to the Trust and its shares as the Distributor may reasonably request for use in connection with the sale of shares of the Trust. The Distributor agrees that it will not use or distribute or authorize the use, distribution or dissemination by others in connection with the sale of such shares any statements, other than those contained in the Trust's current prospectus or statement of additional information, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations, and that it will furnish the Trust with copies of all such material.

         11. The Distributor shall order shares of the Trust from the Trust only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any others to make, any short sales of shares of the Trust.

         12. The Distributor, as agent of and for the account of the Trust, may repurchase the shares of the Trust at such prices and upon such terms and conditions as shall be specified in the current prospectus or statement of additional information of the Trust.

         13. In selling or reacquiring shares of the Trust for the account of the Trust, the Distributor will in all respects conform to the requirements of all state and Federal laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be. The Distributor will observe and be bound by all the provisions of this Agreement and the Declaration of Trust of the Trust (and of any fundamental policies adopted by the Trust pursuant to the Investment Company Act of 1940 and set forth in the Registration Statement, or as to which notice shall otherwise have been given to the Distributor) which at any time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor. Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or any Portfolio in connection with the matters to which this Agreement relates,



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except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         14. (a) Distributor will indemnify, defend and hold harmless the Trust, each Portfolio, the Trust's several officers and trustees and any person who controls the Trust or any Portfolio within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its duties hereunder, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Blue Sky Application or any application or other document executed by or on behalf of the Trust, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omissions was made in reliance upon or in conformity with information furnished in writing to the Trust or any of its several officers and trustees by or on behalf of and with respect to Distributor specifically for inclusion therein, and will reimburse the Trust, each Portfolio, the Trust's several officers and trustees, and any person who controls the Trust or any Portfolio within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

              (b) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless the Distributor, its officers and employees, and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally, or otherwise (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, defending or preparing to defend against any litigation, commenced or threatened, or any claim whatsoever), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Registration Statement, the prospectus, or statement of additional information or any amendment or supplement thereof, or any annual or other periodic report or proxy statement of the Trust, or any other information provided by the Trust in writing to the Distributor for use in any advertising and/or sales literature on the Trust's behalf, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information with respect to the Distributor expressly for use in the Trust's Registration Statement, prospectus, statement of additional information or any amendment or supplement thereof or any annual or other periodic report or proxy statement of the Trust or any advertising or sales literature. If any action is brought against the Distributor or any controlling person thereof in respect of which indemnity may be sought against the Trust pursuant to the foregoing, the Distributor shall promptly notify the Trust in writing of the institution of such action. Anything in this subparagraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or


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any of its officers or directors or controlling persons in connection with the issue and sale of shares or in connection with the Trust's Registration Statement, prospectus or statement of additional information, or any annual or other periodic report or proxy statement or advertising or sales literature of the Trust.

         15. The Trust shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Distributor under this Agreement. The Trust will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Trust or otherwise. The Trust will also pay or cause to be paid expenses incident to the issuance of shares or beneficial interest, such as the cost of share certificates, if any, issue taxes, and fees of the transfer agent. The Distributor will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Distributor) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses will not include expenses incurred by the Trust in connection with the preparation, type-setting, printing and distribution of any registration statement or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering.

         16. This agreement shall become effective on the date hereof and shall continue in effect until December 31, 2000 and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least six months prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Trust in any such event the Trust may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Distributor hereunder.

         17. This agreement shall automatically terminate in the event of its assignment.

         18. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

         19. The name "Driehaus Mutual Funds" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 31, 1996, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the trustees or by an officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Trust may enforce claims against the Trust only against the assets belonging to such series or class.


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         20.  If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         21. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois (without regard to principals of conflicts of law).

         IN WITNESS WHEREOF, the Trust and the Distributor have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its seal to be affixed as of the day and year first above written.

ATTEST:                                        DRIEHAUS MUTUAL FUNDS

                                               By:
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       Mary H.  Weiss                              Robert F.  Moyer
       Secretary                                   Senior Vice President


ATTEST:                                        DRIEHAUS SECURITIES CORPORATION

                                               By:
------------------------------                    ------------------------------
       Mary H. Weiss                               Robert F. Moyer
       Secretary                                   President




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